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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------
                                SCHEDULE 14D-9


                     SOLICITATION/RECOMMENDATION STATEMENT
                                     UNDER
            SECTION 14(D)(4) OF THE SECURITIES EXCHANGE ACT OF 1934

                               ----------------
                     ATALANTA/SOSNOFF CAPITAL CORPORATION
                           (Name of Subject Company)



                     ATALANTA/SOSNOFF CAPITAL CORPORATION
                      (Names of Persons Filing Statement)


                    COMMON STOCK, PAR VALUE $0.01 PER SHARE
                        (Title of Class of Securities)



                                   046499109
                     (CUSIP Number of Class of Securities)


                                KEVIN S. KELLY
                     ATALANTA/SOSNOFF CAPITAL CORPORATION
                                101 PARK AVENUE
                           NEW YORK, NEW YORK 10178
                                 (212) 867-5000
                 (Name, Address and Telephone Number of Person
               Authorized to Receive Notices and Communications)

                                   Copy to:
                            JOEL I. GREENBERG, ESQ.
                              ERIC SIMONSON, ESQ.
                               KAYE SCHOLER LLP
                                425 PARK AVENUE
                           NEW YORK, NEW YORK 10022
                                (212) 836-8000


   [ ]Check the box if the filing relates solely to preliminary communications made before the commencement of a tender offer.
--------------------------------------------------------------------------------
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

ITEM 1. SUBJECT COMPANY INFORMATION.

     (a) The name of the subject company is Atalanta/Sosnoff Capital Corporation (the "Company") and the address and telephone number of its principal executive offices is 101 Park Avenue, New York, New York 10178, (212) 867-5000.

     (b) The subject class of equity securities of the Company is common stock, par value $0.01 per share, (the "Common Stock "). As of June 12, 2003, 8,664,715 shares of Common Stock were outstanding on a fully-diluted basis.

ITEM 2. IDENTITY AND BACKGROUND OF FILING PERSON.

     The filing person is the Company whose name, business address and business telephone number are set forth in Item 1 above.

     This statement relates to the tender offer (the "Offer") by Atalanta Acquisition Company, a Delaware corporation ("Purchaser") wholly-owned by Martin T. Sosnoff, to purchase all of the issued and outstanding Common Stock (the "Shares") at a price of $13.95 per share, without interest and less any required withholding taxes. The address of Purchaser is c/o Atalanta/Sosnoff Capital Corporation, 101 Park Avenue, New York, New York 10178.

     The Offer is described in a Tender Offer Statement on Schedule TO (which includes information required to be reported under Rule 13e-3 of the Securities Exchange Act of 1934), dated June 13, 2003, and filed with the Securities and Exchange Commission on June 13, 2003. The Offer is being made pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 10, 2003, by and among the Company, Mr. Sosnoff and Purchaser. The Offer and merger ("Merger") are described in "Special Factors -- The Merger; Plans for the Company after the Offer and the Merger; Certain Effects of the Offer and the Merger" and "Special Factors -- The Merger Agreement and the Tender Agreements" in the Offer to Purchase, which are incorporated herein by reference to Exhibit
(a)(1)(i) to this Schedule 14D-9 (the "Offer to Purchase").

     The Offer is conditioned upon, among other things, Purchaser having acquired, as a result of the Offer, a number of shares, which together with the shares owned by Purchaser and Mr. Sosnoff, constitute at least 90% of the issued and outstanding Shares as of the date the Shares are accepted for payment pursuant to the Offer. The Offer is also subject to certain other conditions described in "The Offer -- Section 11. Conditions to the Offer" in the Offer to Purchase, which is incorporated herein by reference.

ITEM 3. PAST CONTACTS, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS.

     Purchaser and Mr. Sosnoff and certain executive officers and directors of the Company have various interests in the Offer and the related Merger that are in addition to, or different from, the interests of the stockholders of the Company generally. See the information included in "Special Factors -- Related Party Transactions" and "Special Factors -- Interests of Certain Persons in the Offer and Merger" in the Offer to Purchase, which is incorporated herein by reference.

ITEM 4.

     (a) THE SOLICITATION OR RECOMMENDATION.

     On June 10, 2003, the Special Committee (the "Special Committee") of the Board of Directors of the Company (the "Board"):

       (1) determined that it is fair to and in the best interests of the Company and its stockholders (other than Purchaser, Mr. Sosnoff and their affiliates) to consummate the Offer and Merger, upon the terms and subject to the conditions of the Merger Agreement and in accordance with the Delaware General Corporation Law (the "DGCL");

       (2) determined that the Offer, the Merger and the Merger Agreement should be approved and declared advisable by the Board; and

       (3) resolved to recommend that the Company's stockholders accept the Offer and tender their Shares pursuant thereto.

     On June 10, 2003, the Board, by unanimous decision of those directors participating and based upon the recommendation of the Special Committee:

       (1) determined that it is fair to and in the best interests of the Company and its stockholders (other than Purchaser, Mr. Sosnoff and their affiliates) to consummate the Offer and Merger upon the terms and subject to the conditions of the Merger Agreement and in accordance with the DGCL;


       (2) approved and declared advisable the Offer, the Merger and the Merger Agreement; and

       (3) resolved to recommend that the Company's stockholders accept the Offer, and tender their Shares pursuant thereto.

See the information contained in "Special Factors -- Recommendation of the Special Committee and the Board; Fairness of the Offer and Merger" in the Offer to Purchase, which is incorporated herein by reference, and the Letter to Stockholders, dated June 13, 2003, filed herewith as Exhibit (a)(1)(ix).

     (b) REASONS FOR THE RECOMMENDATION

     The reasons for the recommendation stated in this Item 4 are set forth under "Special Factors -- Recommendation of the Special Committee and the Board; Fairness of the Offer and Merger" in the Offer to Purchase, which is incorporated herein by reference.

     The Special Committee took into account presentations from The Blackstone Group L.P. ("Blackstone") and the opinion of Blackstone, dated as of June 10, 2003, included as Annex A to this Schedule 14D-9, that, based upon and subject to certain important assumptions, limitations and qualifications, the consideration to be received by holders of Shares (other than Purchaser, Mr. Sosnoff and their affiliates) in exchange for each of their Shares pursuant to the Offer and Merger is fair from a financial point of view to such holders.

     (c) INTENT TO TENDER

     Craig B. Steinberg, owner of 642,008 Shares and an executive officer and director of the Company, and William M. Knobler, owner of 1,100 Shares and an executive officer of the Company, have entered into Stockholder Tender Agreements (the "Stockholder Tender Agreements") pursuant to which each of them have agreed, among other things, to tender their Shares in the Offer. See the information contained in "Special Factors -- The Merger Agreement and Tender Agreements" in the Offer to Purchase, which is incorporated herein by reference.

     To the knowledge of the Company, each other executive officer or director of the Company who owns Shares intends to tender their Shares in the Offer. See the information contained in "Special Factors -- Beneficial Ownership of the Shares" and "Special Factors -- Interests of Certain Persons in the Offer and Merger" in the Offer to Purchase, which is incorporated herein by reference.


ITEM 5. PERSONS RETAINED, EMPLOYED OR TO BE COMPENSATED.

     Under a letter agreement, dated January 21, 2003, the Special Committee engaged Blackstone to act as its financial advisor in connection with the Offer. On June 10, 2003, Blackstone delivered to the Special Committee its opinion that, subject to the assumptions, limitations and qualifications set forth therein, as of June 6, 2003, the consideration to be received by the holders of Shares (other than Purchaser, Mr. Sosnoff and their affiliates) in exchange for each of their Shares pursuant to the Offer and Merger is fair, from a financial point of view, to such holders. See the information contained in "The Offer -- Section 13. Fees and Expenses" in the Offer to Purchase, which is incorporated herein by reference.

     The information contained in "Special Factors -- Background of the Offer", "Special Factors -- Recommendation of the Special Committee and the Board:
Fairness of the Offer and Merger" and "Special Factors -- Opinion of Financial Advisor" in the Offer to Purchase is incorporated herein by reference.

     Each member of the Special Committee received compensation in connection with serving on the Special Committee equal to $2,000 (plus certain expenses) for each meeting of the Special Committee that he has attended, regardless of whether any proposed transaction was entered into or completed.

     Neither the Company, nor any person acting on its behalf has employed, retained or compensated, or currently intends to employ, retain or compensate, any person to make solicitations or recommendations to the stockholders of the Company on its behalf with respect to the Offer or the Merger.


ITEM 6. INTEREST IN SECURITIES OF THE SUBJECT COMPANY.

     To the best of the Company's knowledge, with the exception of the Stockholder Tender Agreements and otherwise described in the Offer to Purchase, there have been no transactions in the subject securities during the past 60 days by the Company or by any of its affiliates, subsidiaries, executive officers or directors.


ITEM 7. PURPOSES OF THE TRANSACTION AND PLANS OR PROPOSALS.

     Except as set forth in this Schedule 14D-9 and in the Offer to Purchase, which is incorporated hereby by reference, the Company is not undertaking or engaged in any negotiations in response to the Offer that relate to (i) a tender offer or other acquisition of the Company's securities by the Company, any of its subsidiaries or any other person; (ii) any extraordinary transaction, such as a merger, reorganization or liquidation involving the Company or its subsidiaries; (iii) any purchase, sale or transfer of a material amount of assets of the Company or any of its subsidiaries; or (iv) any material change in the present dividend rate or policy, or indebtedness or capitalization of the Company.

     Except as set forth in this Schedule 14D-9 and in the Offer to Purchase, which is incorporated herein by reference, there is no transaction, board resolution, agreement in principle, or signed contract that has been entered into in response to the Offer that relates to one or more of the matters referred to in the first paragraph of this Item 7.


ITEM 8. ADDITIONAL INFORMATION.

     The information contained in the Offer to Purchase filed as Exhibit
(a)(1)(i) to this Schedule 14D-9 is incorporated herein by reference.


ITEM 9. EXHIBITS.



EXHIBIT
NUMBER                    DESCRIPTION
-------                   -----------
    (a)(1)(i)             Offer to Purchase, dated June 13, 2003 (incorporated herein by reference to the
                          Atalanta/Sosnoff Capital Corporation Schedule TO, dated June 13, 2003, filed by
                          Atalanta Acquisition Company and Martin T. Sosnoff)

    (a)(1)(ii)            Letter of Transmittal (incorporated herein by reference to the Atalanta/Sosnoff Capital
                          Corporation Schedule TO, dated June 13, 2003, filed by Atalanta Acquisition Company and Martin T. Sosnoff)

    (a)(1)(iii)           Notice of Guaranteed Delivery (incorporated herein by reference to the
                          Atalanta/Sosnoff Capital Corporation Schedule TO, dated June 13, 2003, filed by
                          Atalanta Acquisition Company and Martin T. Sosnoff)

    (a)(1)(iv)            Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
                          (incorporated herein by reference to the Atalanta/Sosnoff Capital Corporation
                          Schedule TO, dated June 13, 2003, filed by Atalanta Acquisition Company and Martin
                          T. Sosnoff)

    (a)(1)(v)             Letter to Clients for use by Brokers, Dealers, Commercial Banks, Trust Companies and
                          Other Nominees (incorporated herein by reference to the Atalanta/Sosnoff Capital
                          Corporation Schedule TO, dated June 13, 2003, filed by Atalanta Acquisition Company and Martin T. Sosnoff)

    (a)(1)(vi)            Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9
                          (incorporated herein by reference to the Atalanta/Sosnoff Capital Corporation
                          Schedule TO, dated June 13, 2003, filed by Atalanta Acquisition Company and Martin
                          T. Sosnoff)

EXHIBIT
NUMBER                      DESCRIPTION
-------                     ------------
     (a)(1)(vii)            Text of joint press release, dated June 10, 2003, issued by Atalanta/Sosnoff Capital
                            Corporation and Martin T. Sosnoff (incorporated herein by reference to the
                            Atalanta/Sosnoff Capital Corporation Schedule TO, dated June 13, 2003, filed by
                            Atalanta Acquisition Company and Martin T. Sosnoff)

     (a)(1)(viii)           Text of joint press release, dated June 13, 2003, issued by Atalanta/Sosnoff Capital
                            Corporation and Martin T. Sosnoff (incorporated herein by reference to the
                            Atalanta/Sosnoff Capital Corporation Schedule TO, dated June 13, 2003, filed by
                            Atalanta Acquisition Company and Martin T. Sosnoff)

     (a)(1)(ix)             Letter to Stockholders of Atalanta/Sosnoff Capital Corporation, dated June 13, 2003

     (a)(1)(x)              Agreement and Plan of Merger, dated as of June 10, 2003, by and among Atalanta
                            Acquisition Company, Martin T. Sosnoff and Atalanta/Sosnoff Capital Corporation
                            (incorporated herein by reference to the Atalanta/Sosnoff Capital Corporation
                            Schedule TO filed by Atalanta Acquisition Company and Martin T. Sosnoff).

     (e)(1)                 Stockholder Tender Agreement, dated as of June 10, 2003, by and among Atalanta
                            Acquisition Company, Martin T. Sosnoff and Craig B. Steinberg (incorporated herein by reference to the Atalanta/Sosnoff Capital Corporation Schedule TO, dated June 13,
                            2003, filed by Atalanta Acquisition Company and Martin T. Sosnoff)

     (e)(2)                 Stockholder Tender Agreement, dated as of June 10, 2003, by and among Atalanta
                            Acquisition Company, Martin T. Sosnoff and William M. Knobler (incorporated herein by reference to the Atalanta/Sosnoff Capital Corporation Schedule TO, dated June 13,
                            2003, filed by Atalanta Acquisition Company and Martin T. Sosnoff)

     (e)(3)                 1987 Stock Option Plan of Atalanta/Sosnoff Capital Corporation (incorporated herein by reference to the Registration Statement No. 33-13063 on From S-8 filed on March
                            31, 1987 by Atalanta/Sosnoff Capital Corporation)

     (e)(4)                 1996 Long-Term Incentive of Atalanta/Sosnoff Capital Corporation (incorporated herein by reference to Atalanta/Sosnoff Capital Corporation's Annual Report on Form
                            10-K for the year ended December 31, 1997)

     (e)(5)                 Restricted Stock Award Agreements, dated as of September 17, 1997, between
                            Atalanta/Sosnoff Capital Corporation and each of Craig B. Steinberg and Anthony G.
                            Miller (incorporated herein by reference to Atalanta/Sosnoff Capital Corporation's
                            Annual Report on Form 10-K for the year ended December 31, 1997)

     (e)(6)                 Agreement, dated as of October 29, 1998, between William M. Knobler and
                            Atalanta/Sosnoff Capital Corporation (incorporated herein by reference to
                            Atalanta/Sosnoff Capital Corporation's Annual Report on Form 10-K for the year ended December 31, 1998)

       (g)                  None

                                   SIGNATURE

     After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this Statement is true, complete and correct.



                                          ATALANTA/SOSNOFF CAPITAL
                                          CORPORATION



                                          By:/s/ Jay S. Goldmsith
                                             ----------------------------------
                                          Name: Jay S. Goldsmith

                                          Title: Director and Authorized Person



Dated: June 13, 2003

                                                                        ANNEX A
June 10, 2003


The Special Committee of The Board of Directors
Atalanta / Sosnoff Capital Corporation
101 Park Avenue
New York, NY 10178


Gentlemen:

     Atalanta / Sosnoff Capital Corporation ("Atalanta" or the "Company"), Martin T. Sosnoff ("Mr. Sosnoff") and a newly formed corporation owned by Mr. Sosnoff ("Merger Sub"), are parties to the Agreement and Plan of Merger, dated June 10, 2003 (the "Merger Agreement"), which provides for, among other things,
(i) a tender offer (the "Offer") for any shares of Atalanta that are not currently owned by Mr. Sosnoff and any affiliated entities which would be made in accordance with Section 14(d) of the Securities Exchange Act of 1934 as amended, pursuant to which each stockholder of the Common Stock of Atalanta would receive $13.95 per share in cash (the "Final Aggregate Consideration"); and (ii) the merger of Merger Sub with and into Atalanta (the "Merger"). Pursuant to the Merger Agreement, Atalanta will become wholly-owned and controlled by Mr. Sosnoff through the merger of Atalanta with the Merger Sub where Atalanta would be the surviving corporation and pursuant to which all remaining Eligible Stockholders (as defined below) would receive the Final Aggregate Consideration in exchange for each share of their common stock. The terms and conditions are more fully set forth in the Merger Agreement.

     You have asked us whether, in our opinion, the Final Aggregate Consideration to be received by the stockholders of Atalanta excluding Mr. Sosnoff ("Eligible Stockholders") in exchange for their Common Stock pursuant to the Offer and the Merger is fair to the Eligible Stockholders from a financial point of view.

     In arriving at the opinion set forth herein, we have, among other things:

    o Reviewed certain publicly available information concerning the business, financial condition, and operations of Atalanta that we believe to be relevant to our inquiry.

    o Reviewed certain internal information concerning the business, financial condition, and operations of Atalanta that we believe to be relevant to our inquiry.

    o Reviewed certain internal financial analyses relating to Atalanta prepared and furnished to us by the management of Atalanta.

    o Reviewed certain estimates and forecasts relating to Atalanta prepared and furnished to us by the management of Atalanta.

    o Reviewed the budget for Atalanta for the year ending December 31, 2003, furnished to us by the management of Atalanta.

    o Reviewed the audited financial statements of Atalanta for the year ended December 31, 2002, December 31, 2001 and December 31, 2000.

    o Reviewed the unaudited financial statements of Atalanta for the quarter ended March 31, 2003.

    o Reviewed the proposal by Mr. Sosnoff for Atalanta, dated January 31, 2002.

    o Held discussions with members of management of Atalanta concerning their business, operating environment, financial condition, prospects, and strategic objectives.

    o Held discussions with the Company's auditors, Rothstein, Kass & Company, P.C., to review accounting policies and preparation of 2002 financial statements.

    o Reviewed with the Company and Joseph Herschberger of Putnam, Lovell the Company's prior M&A marketing process, including interested parties, level of interest and discussions.

    o Reviewed the historical trading prices of Atalanta.

    o Compared certain financial information for Atalanta with similar information for certain other asset management companies, the securities of which are publicly traded.

    o Reviewed the financial terms of certain recent business combinations in the asset management industry and related industries.

    o Performed a discounted cash flow analysis on the financial projections of Atalanta.

    o Considered the pro forma financial effect of the Transaction of an acquisition of Atalanta by a third-party asset management company.

    o Reviewed the final draft of the Merger Agreement dated June 10, 2003 and the most recent drafts of the documents relating to the Offer.

    o Performed such other studies and analyses and took into account such other matters we deemed appropriate.


     In preparing this opinion, we have relied, without independent verification, upon the accuracy and completeness of all financial and other information that is available from public sources and all projections and other information provided to us by Atalanta and the Company's representatives or otherwise reviewed by us. We have assumed that the financial and other projections (including cash flow projections) and pro forma financial information prepared by Atalanta, and the assumptions underlying those projections and such pro forma information, including the amounts and the timing of all financial and other performance data, are reasonably prepared and represent management's best estimates as of the date of their preparation. We have further relied upon the assurances of the management of the Company that they are not aware of any facts that would make the information and projections provided by them inaccurate, incomplete or misleading.

     While we have reviewed Atalanta's historical and projected financial results and cash flow projections with respect to certain of their assets to the extent set forth above, we have not made an independent evaluation or appraisal of the Company's assets and liabilities or the investment portfolio including the investments in limited partnerships. We also have not performed due diligence on the Company's physical properties and facilities; sales, marketing, distribution or service organizations; product markets; or investment portfolios.

     We have not solicited and were not authorized to solicit third-party indications of interest in acquiring all or any part of the Company and we have not considered in reaching the conclusions set forth in this opinion the relative merits of the Merger as compared to any other business plan or opportunity that might be available to the Company or the effect of any other arrangement in which the Company might engage.

     We have assumed that the transactions contemplated by the Merger Agreement will be consummated on substantially the terms set forth therein. This opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof only.

     We have acted as financial advisor to the Special Committee of the Company's Board of Directors (the "Special Committee"), and will receive a fee from the Company for our services, including a fee upon the delivery of this opinion. The Special Committee has also agreed, on behalf of the Company, to indemnify us for certain liabilities that may arise of the performance of this opinion. It is understood that this letter is for the reliance of the Special Committee only and, without our prior written consent, is not to be relied upon or quoted, summarized, paraphrased or excerpted, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other report, document, release or other written or oral communication prepared, issued or transmitted by the Special Committee. However, Blackstone understands that the existence of any opinion may be disclosed by the Company in a press release and a description of this opinion will be contained in, and a copy of this opinion will be filed as an exhibit to, the disclosure documents relating to the Offer and the Merger and agrees to not unreasonably withhold its written approval for such use as appropriate following Blackstone's review of, and reasonable opportunity to comment on, any such document.

     Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that, as of the date hereof, the Final Aggregate Consideration to be received by the Eligible Stockholders in exchange for each of their shares of Common Stock pursuant to the Offer and the Merger, is fair to the Eligible Shareholders from a financial point of view.


                                        Very truly yours,



                                        /s/ The Blackstone Group L.P.
                                        -----------------------------
                                        The Blackstone Group L.P.